SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2008

INTER-CON/PC, INC.

Minnesota	000-29415	41-1853972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1848 HARRIS BRIDGE ROAD
ANDERSON, SOUTH CAROLINA	29621
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 901-9029

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTS

1.           Previous Independent Registered Public Accounting Firm.

A.           On February 14, 2008, Inter-Con/PC, Inc. (the “Registrant’) dismissed its independent registered public accounting firm, Schechter Dokken Kanter Andrews & Selcer Ltd. (“SDKAS”)

B.           The report of SDKAS on the financial statements of the Registrant for the fiscal year ended December 31, 2000 and for the period from June 17, 1996 (Inception) through December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

C.           The decision to change independent registered public accounting firms was approved by the members of the Board of Directors of the Registrant.

D.           During the Registrant’s two most recent fiscal years and the subsequent interim periods through February 26, 2008, there were no disagreements with SDKAS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SDKAS, would have caused it to make reference thereto in its reports on the financial statements for such years.

E.           The Registrant provided SDKAS with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter will be filed as Exhibit 16.1 to an amendment to this Current Report on Form 8-K.

2.           New Independent Registered Public Accounting Firm.

The Registrant has engaged Li & Company, PC as its new independent certified public accounting firm to audit the Registrant’s financial statements effective February 26, 2008. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-CON/PC, INC.
(Registrant)

Date: May 7, 2008	By:

/s/ Lisa Vergon
Lisa Vergon
Chief Executive Officer